Exhibit 99.1
Talen Energy Reports First Quarter 2026 Results, Reaffirms 2026 Guidance
Earnings Release Highlights
▪First quarter GAAP Net Income of $63 million.
▪First quarter Adjusted EBITDA of $473 million and Adjusted Free Cash Flow of $350 million.
▪Reaffirming 2026 Adjusted EBITDA and Adjusted Free Cash Flow guidance ranges of $1,750 million - $2,050 million and $980 million - $1,180 million, respectively.
▪Signed definitive agreement to acquire the Lawrenceburg Power Plant (“Lawrenceburg”) in Indiana, and the Waterford Energy Center (“Waterford”) and Darby Generating Station (“Darby”) each in Ohio (collectively, the “Cornerstone Acquisition”) from Energy Capital Partners (“ECP”).
▪Raised $4 billion to finance the Cornerstone Acquisition and redeem $1.2 billion of 8.625% Senior Secured Notes.
▪Expecting more than an aggregate $40 million annual interest savings as a result of the 8.625% Senior Secured Notes redemption.
HOUSTON, May 5, 2026 – Talen Energy Corporation (“Talen,” the “Company,” “we,” or “our”) (NASDAQ: TLN), a leading independent power producer, today reported its first quarter 2026 financial results and other highlights.
“Talen started the year strong and today we are reporting first quarter results, earning $473 million of Adjusted EBITDA and $350 million of Adjusted Free Cash Flow. We continue to progress the Cornerstone Acquisition and secured financing in April. During the quarter, we repurchased 300,000 shares for $100 million under our share repurchase program and have $1.9 billion remaining through year end 2028. With strong first quarter results, and until we close the Cornerstone Acquisition, we are reaffirming our 2026 guidance,” said Talen Chief Executive Officer Mac McFarland. He continued, “We continue to progress on several land development and contracting growth options through our flywheel strategy.”
Operating Results (Unaudited)

	Three Months Ended March 31,
(Millions of Dollars Unless Otherwise Stated)	2026	2025
GAAP Net Income (Loss)	$63	$(135)
Adjusted EBITDA	473	200
Adjusted Free Cash Flow	350	87
Total Generation (TWh) (a)	15.6	9.7
Capacity Factor	55.1%	42.5%
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(a)Total generation is net of station use consumption, where applicable. Volumes associated with acquired and sold generation facilities are presented for the periods in which Talen owned the facilities.

For the quarter ended March 31, 2026, Talen reported GAAP Net Income of $63 million, Adjusted EBITDA of $473 million, and Adjusted Free Cash Flow of $350 million. Compared with the three months ended March 31, 2025:
▪GAAP Net Income increased by $198 million primarily due to increases of capacity revenues and energy and other revenues, net of fuel and energy purchases that were partially offset by increases in interest expense and other finance charges as well as income tax expense.
▪Adjusted EBITDA increased by $273 million primarily due to increases in capacity revenues and energy and other revenues, net of fuel and energy purchases.
▪Adjusted Free Cash Flow increased by $263 million primarily due to increases in capacity revenues and energy and other revenues, net of fuel and energy purchases, which were partially offset by higher cash interest payments.
See “Non-GAAP Financial Measures” for details and reconciliations of GAAP to non-GAAP financial measures.

Reaffirming 2026 Guidance

(Millions of Dollars)	2026E (a)
Adjusted EBITDA	$1,750 - $2,050
Adjusted Free Cash Flow	$980 - $1,180
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(a)Excludes impact of the Cornerstone Acquisition.
Cornerstone Acquisition
On January 15, 2026, Talen entered into a definitive merger agreement with affiliates of ECP to purchase the 1,120 megawatt (“MW”) Lawrenceburg asset located in Indiana, and the 875 MW Waterford and 456 MW Darby assets, both located in Ohio. The Cornerstone Acquisition will substantially expand Talen’s presence in the western PJM market and add additional efficient baseload generation assets to our fleet.
The Cornerstone Acquisition is expected to close early in the second half of 2026 and is subject to the satisfaction of customary closing conditions and regulatory approvals from the FERC, Indiana Utility Regulatory Commission and other regulatory agencies. The waiting period pursuant to the Hart-Scott-Rodino Act of 1976 expired in March 2026.
Financing Transactions
In April 2026, Talen Energy Supply (“TES”) issued in private placement transactions not involving a public offering, and each at par: (i) $1.5 billion in aggregate principal amount of 6.125% Senior Unsecured Notes due 2031, with interest payable on May 1 and November 1 of each year, and (ii) $2.5 billion in aggregate principal amount of 6.375% Senior Unsecured Notes due 2033, with interest payable on May 1 and November 1 of each year. We intend to use the net proceeds from the issuance and sale of the Senior Unsecured Notes due 2031 and 2033 to fund the previously announced Cornerstone Acquisition and we have used a portion of the net proceeds to redeem Talen’s outstanding 8.625% Senior Secured Notes due in 2030. We expect more than an aggregate $40 million of annual interest savings due to lower periodic interest payments: (i) as a result of the 8.625% Senior Secured Notes redemption, and (ii) on the TLBs as a result of a lower secured debt ratio.

Also in April 2026, TES undertook the following financing transactions that are expected to become effective concurrently with the closing of the Cornerstone Acquisition: (i) received commitments to increase its existing RCF (including its revolving LC capacity) from $900 million to $1.35 billion; and (ii) received commitments to upsize its existing $1.1 billion LCF to $1.5 billion and extend the maturity from December 2027 to December 2029.
Balance Sheet and Liquidity
We are focused on maintaining net leverage below our target of 3.5x net debt-to-Adjusted EBITDA. As of March 31, 2026, Talen had ample total available liquidity of approximately $1.9 billion, comprised of $1.0 billion of unrestricted cash and $900 million of available capacity under the revolving credit facility.
Update on Hedging Activities
As of March 31, 2026, including the impact of the Nuclear PTC, we had hedged approximately 85% of our expected generation volumes for 2026, approximately 65% for 2027 and approximately 20% for 2028. Talen’s hedging program is a key component of our comprehensive risk policy and supports the objective of increasing cash flow stability while maintaining upside optionality.
Earnings Call
Talen will hold an earnings call on Tuesday, May 5, 2026, at 4:30 p.m. ET (3:30 p.m. CT). To listen to the earnings call, please register in advance for the webcast here. For participants joining the call via phone, please register here prior to the start time to receive dial-in information. For those unable to participate in the live event, a digital replay will be archived for approximately one year and available on the Events page of Talen’s Investor Relations website linked here.

About Talen
Talen Energy (NASDAQ: TLN) is a leading independent power producer and energy infrastructure company dedicated to powering the future. We own and operate approximately 13.1 gigawatt (GW) of power infrastructure in the United States, including 2.2 GW of nuclear power and a significant dispatchable fossil fleet. We produce and sell electricity, capacity, and ancillary services into wholesale U.S. power markets, with our generation fleet principally located in the Mid-Atlantic, Ohio, and Montana. Our team is committed to generating power safely and reliably delivering the most value per megawatt produced. Talen is also powering the digital infrastructure revolution. We are well-positioned to serve this growing industry, as artificial intelligence data centers increasingly demand more reliable power. Talen is headquartered in Houston, Texas. For more information, visit https://www.talenenergy.com/.
Investor Relations:
Sergio Castro
Vice President & Treasurer
InvestorRelations@talenenergy.com
Media:
Taryne Williams
Director, Corporate Communications
Taryne.Williams@talenenergy.com
Forward Looking Statements
This communication contains forward-looking statements within the meaning of the federal securities laws, which statements are subject to substantial risks and uncertainties. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this communication, or incorporated by reference into this communication, are forward-looking statements. Throughout this communication, we have attempted to identify forward-looking statements by using words such as "anticipate," "believe," "continue," "could," "estimate," "expect," "forecasts," "goal," "intend," "may," "plan," "potential," "predict," "project," "seek," "should," "will," or other forms of these words or similar words or expressions or the negative thereof, although not all forward-looking statements contain these terms. Forward-looking statements address future events and conditions concerning, among other things, the proposed Lawrenceburg, Waterford, and Darby acquisition, including the financing, expected timing and completion (including required regulatory approvals), and anticipated impacts thereof, the integration of and anticipated benefits from the recent Freedom and Guernsey acquisitions, earnings, litigation, regulatory matters, hedging, liquidity and capital resources, accounting matters, expectations, beliefs, plans, objectives, goals, strategies, future events or performance, shareholder returns and underlying assumptions.
Forward-looking statements are subject to substantial risks and uncertainties that could cause our future business, financial condition, results of operations or performance to differ materially from our historical results or those expressed or implied in any forward-looking statement contained in this communication. All of our forward-looking statements include assumptions underlying or relating to such statements that may cause actual results to differ materially from expectations and are subject to numerous factors that present considerable risks and uncertainties.

TALEN ENERGY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended March 31,
(Millions of Dollars, except share data)	2026	2025
Energy and other revenues	$1,034	$582
Capacity revenues	207	49
Unrealized gain (loss) on derivative instruments	(112)	(241)
Operating Revenues	1,129	390

Fuel and energy purchases	(563)	(268)
Nuclear fuel amortization	(24)	(26)
Unrealized gain (loss) on derivative instruments	(42)	59
Energy Expenses	(629)	(235)

Operating Expenses
Operation, maintenance and development	(165)	(146)
General and administrative (Includes stock-based compensation of $1 and $(11))	(24)	(34)
Depreciation, amortization and accretion	(92)	(74)
Other operating income (expense), net	(9)	(7)
Operating Income (Loss)	210	(106)
Nuclear decommissioning trust funds gain (loss), net	(22)	(12)
Interest expense and other finance charges	(119)	(74)
Other non-operating income (expense), net	12	5
Income (Loss) Before Income Taxes	81	(187)
Income tax benefit (expense)	(18)	52
Net Income (Loss)	$63	$(135)
Per Common Share
Net Income (Loss) Attributable to Stockholders - Basic	$1.38	$(2.94)
Net Income (Loss) Attributable to Stockholders - Diluted	$1.33	$(2.94)
Weighted-Average Number of Common Shares Outstanding - Basic (in thousands)	45,612	45,849
Weighted-Average Number of Common Shares Outstanding - Diluted (in thousands)	47,431	45,849

TALEN ENERGY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Millions of Dollars, except share data)	March 31, 2026	December 31, 2025
Assets
Cash and cash equivalents	$1,025	$689
Restricted cash and cash equivalents	2	63
Accounts receivable	158	196
Inventory, net	244	278
Derivative instruments	33	56
Other current assets	47	67
Total current assets	1,509	1,349
Property, plant and equipment, net	7,499	7,546
Nuclear decommissioning trust funds	1,869	1,900
Derivative instruments	10	4
Other noncurrent assets	106	106
Total Assets	$10,993	$10,905

Liabilities and Equity
Long-term debt, due within one year	$29	$29
Accrued interest	126	60
Accounts payable and other accrued liabilities	248	281
Derivative instruments	250	101
Stock-based compensation liabilities	477	501
Other current liabilities	80	78
Total current liabilities	1,210	1,050
Long-term debt	6,778	6,782
Derivative instruments	49	67
Postretirement benefit obligations	221	229
Asset retirement obligations and accrued environmental costs	496	494
Deferred income taxes	487	486
Acquired fuel supply contract liabilities	633	662
Other noncurrent liabilities	46	42
Total Liabilities	$9,920	$9,812
Commitments and Contingencies

Stockholders' Equity
Common stock ($0.001 par value, 350,000,000 shares authorized) (a)	$—	$—
Additional paid-in capital	1,722	1,709
Accumulated retained earnings (deficit)	(638)	(612)
Accumulated other comprehensive income (loss)	(11)	(4)
Total Stockholders' Equity	$1,073	$1,093
Total Liabilities and Stockholders' Equity	$10,993	$10,905
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(a)45,395,007 and 45,687,828 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively.

TALEN ENERGY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended March 31,
(Millions of Dollars)	2026	2025
Operating Activities
Net Income (Loss)	$63	$(135)
Non-cash reconciliation adjustments:
Unrealized (gains) losses on derivative instruments	152	196
Depreciation, amortization and accretion	66	72
Nuclear decommissioning trust funds (gain) loss, net (excluding interest and fees)	35	23
Nuclear fuel amortization	24	26
Deferred income taxes	5	(70)
Stock-based compensation	(1)	11
Other	4	26
Changes in assets and liabilities:
Accounts receivable	38	23
Inventory, net	34	83
Other assets	19	22
Accounts payable and accrued liabilities	(23)	(60)
Accrued interest	66	36
Collateral received (posted), net	(8)	(67)
Other liabilities	(13)	(67)
Net cash provided by (used in) operating activities	461	119
Investing Activities
Nuclear decommissioning trust funds investment purchases	(112)	(592)
Nuclear decommissioning trust funds investment sale proceeds	99	581
Property, plant and equipment expenditures	(42)	(18)
Nuclear fuel expenditures	(27)	(46)
Other	10	7
Net cash provided by (used in) investing activities	(72)	(68)
Financing Activities
Revolving credit facility borrowings	500	—
Revolving credit facility repayments	(500)	—
Share repurchases	(100)	(83)
Debt repayments	(7)	(4)
Deferred financing costs	(3)	(9)
Other	(4)	—
Net cash provided by (used in) financing activities	(114)	(96)
Net increase (decrease) in cash and cash equivalents and restricted cash and cash equivalents	275	(45)
Beginning of period cash and cash equivalents and restricted cash and cash equivalents	752	365
End of period cash and cash equivalents and restricted cash and cash equivalents	$1,027	$320

Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted Free Cash Flow, which we use as measures of our performance and liquidity, are not financial measures prepared under GAAP. Non-GAAP financial measures do not have definitions under GAAP and may be defined and calculated differently by, and not be comparable to, similarly titled measures used by other companies. Non-GAAP measures are not intended to replace the most comparable GAAP measures as indicators of performance. Generally, a non-GAAP financial measure is a numerical measure of financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Management cautions readers not to place undue reliance on the following non-GAAP financial measures, but to also consider them along with their most directly comparable GAAP financial measures. Non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analyzing our results as reported under GAAP.
Adjusted EBITDA
We use Adjusted EBITDA to: (i) assist in comparing operating performance and readily view operating trends on a consistent basis from period to period without certain items that may distort financial results; (ii) plan and forecast overall expectations and evaluate actual results against such expectations; (iii) communicate with our Board of Directors, shareholders, creditors, analysts, and the broader financial community concerning our financial performance; (iv) set performance metrics for our annual short-term incentive compensation; and (v) assess compliance with our indebtedness.
Adjusted EBITDA is computed as net income (loss) adjusted, among other things, for certain: (i) nonrecurring charges; (ii) non-recurring gains; (iii) non-cash and other items; (iv) unusual market events; (v) any depreciation, amortization, or accretion; (vi) mark-to-market gains or losses; (vii) gains and losses on the nuclear facility decommissioning trust (“NDT”); (viii) gains and losses on asset sales, dispositions, and asset retirement; (ix) impairments, obsolescence, and net realizable value charges; (x) interest expense; (xi) income taxes; (xii) legal settlements, liquidated damages, and contractual terminations; (xiii) development expenses; (xiv) noncontrolling interests, except where otherwise noted; and (xv) other adjustments. Such adjustments are computed consistently with the provisions of our indebtedness to the extent that they can be derived from the financial records of the business.
Additionally, we believe investors commonly adjust net income (loss) information to eliminate the effect of nonrecurring restructuring expenses and other non-cash charges, which can vary widely from company to company and from period to period and impair comparability. We believe Adjusted EBITDA is useful to investors and other users of our financial statements to evaluate our operating performance because it provides an additional tool to compare business performance across companies and between periods. Adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to such items described above. These adjustments can vary substantially from company to company and period to period depending upon accounting policies, book value of assets, capital structure, and the method by which assets were acquired.
Adjusted Free Cash Flow
Adjusted Free Cash Flow is utilized by our chief operating decision makers to evaluate cash flow activities. Adjusted Free Cash Flow is computed as Adjusted EBITDA reduced by capital expenditures (including nuclear fuel but excluding development, growth, and (or) conversion capital expenditures), cash payments for interest and finance charges, cash payments for income taxes (excluding income taxes paid from the NDT, taxes paid or deductions taken as a result of strategic asset sales, and benefits of the Nuclear PTC utilized to reduce income taxes paid), and pension contributions.
We believe Adjusted Free Cash Flow is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to determine a company’s ability to meet future obligations and to compare business performance across companies and across periods. Adjusted Free Cash Flow is widely used by investors to measure a company’s levered cash flow without regard to items such as ARO settlements; nonrecurring development, growth and conversion expenditures; and cash proceeds or payments for the sale or purchase of assets, which can vary substantially from company to company and from period to period depending upon accounting methods, book value of assets, capital structure, and the method by which assets were acquired.

Adjusted EBITDA / Adjusted Free Cash Flow Reconciliation
The following table presents a reconciliation of the GAAP financial measure of “Net Income (Loss)” presented on the Consolidated Statements of Operations to the non-GAAP financial measures of Adjusted EBITDA and Adjusted Free Cash Flow:

	Three Months Ended March 31,
(Millions of Dollars)	2026	2025
Net Income (Loss)	$63	$(135)
Adjustments
Interest expense and other finance charges	119	74
Income tax (benefit) expense	18	(52)
Depreciation, amortization and accretion (a)	63	70
Nuclear fuel amortization (a)	24	26
Unrealized (gain) loss on commodity derivative contracts	154	182
Nuclear decommissioning trust funds (gain) loss, net	22	12
Stock-based and other long-term incentive compensation expense	2	13
Acquisition and divestiture activities (b)	1	7
Operational and other restructuring activities (c)	9	2
Other	(2)	1
Total Adjusted EBITDA	$473	$200

Capital expenditures, net	(67)	(64)
Interest and finance charge payments	(52)	(23)
Income taxes	4	(9)
Pension contributions	(8)	(17)
Total Adjusted Free Cash Flow	$350	$87
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(a)Includes the periodic amortization of fair value adjustments associated with acquired fuel supply contract liabilities and intangible assets.
(b)Includes the non-recurring: (i) advisory fees associated with completed acquisitions and divestitures; (ii) remaining settlements on contracts of divested assets and (iii) non-recurring finance fees charged to the Consolidated Statement of Operations associated with acquisition financing fee arrangements.
(c)Non-recurring severance and retention costs and strategic initiative costs.

Adjusted EBITDA / Adjusted Free Cash Flow Reconciliation: 2026 Guidance

	2026E (a)
(Millions of Dollars)	Low	High
Net Income (Loss)	$875	$1,125

Adjustments
Interest expense and other finance charges	460	480
Income tax (benefit) expense	15	45
Depreciation, amortization and accretion	300	300
Nuclear fuel amortization	100	100
Adjusted EBITDA	$1,750	$2,050

Capital expenditures, net	$(280)	$(300)
Interest and finance charge payments	(460)	(480)
Income taxes	(15)	(45)
Pension contributions	(15)	(45)
Adjusted Free Cash Flow	$980	$1,180
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Note: Figures are rounded to the nearest $5 million.
(a)Excludes impact of the Cornerstone Acquisition.